Exhibit 23

International Business Machines Corporation

Personal Learning Accounts Plan

Exhibit 23 – Consent of Independent Registered Public Accounting Firm

Year ended December 31, 2009

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151673) of International Business Machines Corporation of our report dated June 28, 2010 relating to the financial statements of the IBM Personal Learning Accounts Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, NY
June 28, 2010